                                                          EXHIBIT 99.B

                                    EXHIBIT B

                             JOINT FILING AGREEMENT


             The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated this 7 day of December, 2000.

                                           The TCW Group, Inc.

                                         By:  /s/ Linda D. Barker
                                              ----------------------------------
                                              Linda D. Barker
                                              Authorized Signatory







                                           Robert Day

                                         By:  /s/ Linda D. Barker
                                              ----------------------------------

                                              Linda D. Barker
                                              Under Power of Attorney dated
                                              November 6, 2000 on file with
                                              Schedule 13G for Retek, Inc. dated
                                              November 8, 2000.



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